As filed with the Securities and Exchange Commission on October 31, 2007
Registration No. 333-124169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Michigan Consolidated Gas Company
(Exact name of registrant as specified in its charter)

Michigan	No. 38-0478040

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Sandra Kay Ennis
Corporate Secretary
Michigan Consolidated Gas Company
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Anthony G. Morrow Michigan Consolidated Gas Company 2000 2nd Avenue Detroit, Michigan 48226 (313) 235-4000	Richard L. Harden Hunton & Williams LLP 200 Park Avenue New York, New York 10166 (212) 309-1000	Catherine C. Hood Dewey & LeBoeuf LLP New York, New York 10019 1301 Avenue of the Americas (212) 259-8000

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those senior debt securities that remain unsold as of the date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES
     Michigan Consolidated Gas Company (the “Company”) filed a registration statement on Form S-3 (No. 333-124169) (as amended, the “Registration Statement”), registering the offer and sale from time to time of senior debt securities in one or more offerings up to a total offering price of $200,000,000. The Registration Statement was declared effective by the Securities and Exchange Commission on July 14, 2005.
     Based on the records of the Company, the Company has sold none of the $200,000,000 in senior debt securities authorized under the Registration Statement. Accordingly, the Company hereby deregisters senior debt securities with a total aggregate offering price of $200,000,000 registered pursuant to the Registration Statement and remaining unsold thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, Michigan, on the 26th day of October, 2007.

MICHIGAN CONSOLIDATED GAS COMPANY
(Registrant)

By:	/s/ Anthony F. Earley, Jr.
Anthony F. Earley, Jr.
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Anthony F. Earley, Jr. Anthony F. Earley, Jr.	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)	October 26, 2007
/s/David E. Meador David E. Meador	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	October 22, 2007
/s/Peter B. Oleksiak Peter B. Oleksiak	Vice President and Controller	October 22, 2007
/s/Bruce D. Peterson Bruce D. Peterson	Director	October 23, 2007
/s/Sandra Kay Ennis Sandra Kay Ennis	Director	October 17, 2007

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